August 26, 2013

U.S. Securities and Exchange Commission

100 F. Street, NE

Washington, DC 20549

Re: Xian Resources, Ltd. — SEC File No 000-53344

Gentlemen:

We have read the statements of Xian Resources Ltd. in Items 4(a) on Form 8-K to be filed on or about August 26, 2013 and are in agreement with such statements.

/s/.Comiskey & Company

PROFESSIONAL CORPORATION

Denver, Colorado

Certified Public Accountants & Consultants

7900 East Union Ave Suite 150 • Denver CO 80237

(303) 830-2255 • Fax (303) 830-0876 • info@comiskey.com • www.comiskey.com